UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 2, 2004

(Date of earliest event reported)

Matrix Service Company

(Exact name of registrant as specified in its charter)

0-18716

(Commission File Number)

Delaware	73-1352174
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10701 East Ute Street Tulsa, Oklahoma	74116 (Zip Code)
(Address of principal executive offices)

(918) 838-8822

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On July 30, 2004, Matrix Service Company (the “Registrant”) issued a Press Release, in substantially the form attached hereto as Exhibit 99.1, which announced the successful de-listing of its common stock from the Berlin-Bremen stock exchange in Germany. Previously, the Company had reported that it had initiated action to be de-listed from the Berlin-Bremen exchange after learning that its shares had been listed for trading on the exchange without the Company’s prior knowledge, consent or authorization. This de-listing in no way affects the continued listing or trading of the Registrant’s common stock on the Nasdaq National Market under the symbol “MTRX”.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued July 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: July 30, 2004	By:	/S/ LES AUSTIN
Les Austin Chief Financial Officer and Principal Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued July 30, 2004

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